SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2017

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Revolving Credit Agreement

On August 24, 2017, Walgreens Boots Alliance, Inc. (the “Company”) entered into a revolving credit agreement (the “Revolving Credit Agreement”) with the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, and the joint lead arrangers, joint book managers and co-syndication agents named therein.

The Revolving Credit Agreement is an unsecured revolving credit facility with an aggregate commitment in the amount of $1.0 billion with a facility termination date of the earlier of (a) January 31, 2019, subject to the extension thereof pursuant to the Revolving Credit Agreement and (b) the date of termination in whole of the aggregate commitment pursuant to the Revolving Credit Agreement.

The Company will be the borrower under the Revolving Credit Agreement. The ability of the Company to request each loan under the Revolving Credit Agreement is subject to the satisfaction (or waiver) of certain customary conditions set forth therein. Revolving loans will be available under the Revolving Credit Agreement in U.S. dollars.

Borrowings under the Revolving Credit Agreement will bear interest at a fluctuating rate per annum equal to, at the Company’s option, the Alternate Base Rate or the Eurocurrency Rate (each as defined in the Revolving Credit Agreement), in each case, plus an applicable margin calculated based on the Company’s credit ratings. In addition, the Company has agreed to pay to the lenders under the Revolving Credit Agreement certain customary fees, including (i) an upfront fee to each lender in an aggregate amount equal to 0.050% of such lender’s portion of the commitment, earned and payable on the effective date of the Revolving Credit Agreement and (ii) a commitment fee in an amount equal to 0.125% per annum on the daily actual excess of each such lender’s commitment over such lender’s outstanding credit exposure under the Revolving Credit Agreement, which commitment fee is earned and payable quarterly.

Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the Revolving Credit Agreement are permissible without penalty, subject to certain conditions pertaining to minimum notice and minimum reduction amounts as described in the Revolving Credit Agreement. Subject to the terms of the Revolving Credit Agreement, the Borrower may borrow, repay and reborrow at any time while the commitments are in effect.

The Revolving Credit Agreement contains representations and warranties and affirmative and negative covenants customary for unsecured financings of this type and substantially consistent with those of the Company’s existing revolving credit agreement, dated as of February 1, 2017, among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and the Company’s existing revolving credit agreement, dated as of November 10, 2014, among the Company, Walgreen Co., the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, including a financial covenant requiring that, as of the last day of each fiscal quarter, commencing with the first full quarter ending after the effective date, the ratio of Consolidated Debt to Total Capitalization (as those terms are defined in the Revolving Credit Agreement) shall not be greater than 0.60:1.00.

The Revolving Credit Agreement also contains various events of default (subject to grace periods, as applicable), including, among others: nonpayment of principal, interest or fees; breach of covenant; payment default on, or acceleration under, certain other material indebtedness; inaccuracy of the representations or warranties in any material respect; bankruptcy or insolvency; certain unfunded liabilities under employee benefit plans; certain unsatisfied judgments; certain ERISA violations; and the invalidity or unenforceability of the Revolving Credit Agreement or any note issued in accordance therewith.

The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The lenders under the Revolving Credit Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Term Loan Credit Agreement

On August 24, 2017, the Company entered into a Term Loan Credit Agreement (the “Term Loan Credit Agreement”) with Sumitomo Mitsui Banking Corporation, as lender, sole lead arranger and administrative agent.

The Term Loan Credit Agreement is an unsecured “multi-draw” term loan facility maturing on March 30, 2019. The aggregate commitments of Sumitomo Mitsui Banking Corporation under the Term Loan Credit Agreement are initially equal to $1.0 billion, which shall be reduced on June 1, 2018 to the lesser of $500.0 million and the aggregate remaining undrawn commitments thereunder. Subject to the terms of the Term Loan Credit Agreement, any remaining undrawn commitments thereunder, and the ability of the Company to request loans under the commitments, shall terminate on September 1, 2018.

The Company will be the borrower under the Term Loan Credit Agreement. The ability of the Company to request each loan under the Term Loan Credit Agreement is subject to the satisfaction (or waiver) of certain conditions set forth therein. Loans will be available under the Term Loan Credit Agreement in U.S. dollars.

Borrowings under the Term Loan Credit Agreement will bear interest at a fluctuating rate per annum equal to, at the Company’s option, the Alternate Base Rate or the Eurocurrency Rate (each as defined in the Revolving Credit Agreement), in each case, plus an applicable margin calculated based on the Company’s credit ratings. In addition, the Company will also pay to the lender under the Term Loan Credit Agreement certain customary fees, including a ticking fee in an amount equal to 0.125% per annum multiplied by the aggregate undrawn commitments of the lender under the Term Loan Credit Agreement, accruing from and including the effective date of the Term Loan Credit Agreement to and excluding the date of termination of the commitments thereunder.

Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the Term Loan Credit Agreement are permissible without penalty, subject to certain conditions pertaining to minimum notice and minimum reduction amounts as described in the Term Loan Credit Agreement. Amounts of the loans repaid or prepaid may not be reborrowed.

The Term Loan Credit Agreement contains representations and warranties and affirmative and negative covenants customary for unsecured financings of this type and substantially consistent with those of the Company’s previous term loan credit agreement, dated as of February 22, 2017, among the Company and Sumitomo Mitsui Banking Corporation, as lender, sole lead arranger and administrative agent, including a financial covenant requiring that, as of the last day of each fiscal quarter, commencing with the first full quarter ending after the initial funding date, the ratio of Consolidated Debt to Total Capitalization (as those terms are defined in the Term Loan Credit Agreement) shall not be greater than 0.60:1.00.

The Term Loan Credit Agreement also contains various events of default (subject to grace periods, as applicable), including, among others: nonpayment of principal, interest or fees; breach of covenant; payment default on, or acceleration under, certain other material indebtedness; inaccuracy of the representations or warranties in any material respect; bankruptcy or insolvency; certain unfunded liabilities under employee benefit plans; certain unsatisfied judgments; certain ERISA violations; and the invalidity or unenforceability of the Term Loan Credit Agreement or any note issued in accordance therewith.

The foregoing description of the Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Credit Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The lender under the Term Loan Credit Agreement and/or its affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 8.01 Other Events.

As previously disclosed, the Company and Walgreen Co. entered into a Term Loan Credit Agreement dated as of November 10, 2014 (as amended, supplemented or otherwise modified from time to time, the “2014 Term Loan Agreement”) with the lenders party thereto and Bank of America, N.A., as administrative agent, pursuant to which the Company borrowed £1,450,000,000 of term loans on an unsecured basis. On August 30, 2017, the Company used available cash to repay in full all outstanding loans and obligations under the 2014 Term Loan Credit Agreement, which, as of such date, consisted of the remaining unamortized amount of £1,413,750,000 aggregate principal amount of outstanding loans together with accrued interest thereon through, but excluding, the payment date, and such other amounts required to be paid by the Company thereunder, in accordance with the terms and conditions of the 2014 Term Loan Credit Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Revolving Credit Agreement, dated as of August 24, 2017, by and among Walgreens Boots Alliance, Inc., the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, and the joint lead arrangers, joint book managers and co-syndication agents named therein.

10.2	Term Loan Credit Agreement, dated August 24, 2017, among Walgreens Boots Alliance, Inc. and Sumitomo Mitsui Banking Corporation, as lender, sole lead arranger and administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: August 30, 2017	By:	/s/ Collin G. Smyser

	Title:	Vice President, Corporate Secretary